UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM 8-K

                                  ------------


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  July 10, 2006

                                 REMOTEMDX, INC.

             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-23153

                 Utah                                     87-0543981

    (State or other jurisdiction of              (IRS Employer Identification

            incorporation)                                  Number)

                           150 West Civic Center Drive
                                    Suite 400
                                Sandy, Utah 84070
               (Address of principal executive offices, Zip Code)

       Registrant's telephone number, including area code: (801) 563-7171

   Former name or former address, if changed since last report: Not Applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure

         At the annual meeting of shareholders of RemoteMDx, Inc. (the "Company") on July 10, 2006, Company officials presented certain information regarding the Company's objectives and plans with respect to projected future Company revenues and potential net income assuming various levels of sales of its TrackerPAL device. The analysis included projections of revenue, variable expenses (including assumed expenses relating to communication service costs, location costs, device costs, commission costs, maintenance costs and monitoring costs), gross margin, SG&A and dividends (including dividend costs and fixed SG&A expenses) and net income, based on annual sales of varying amounts of the Company's TrackerPAL device. A copy of the spreadsheet containing the summary is included herewith as Exhibit 99.1.

         Company officials repeated information previously disclosed in the President's Letter to Shareholders contained in its Annual Report to Shareholders, a copy of which letter was filed with the Commission as part of the Company's Current Report on Form 8-K filed on July 10, 2006. In the shareholder's letter, Company officials disclosed that the Company had received orders for more than 13,000 TrackerPAL devices, and has established a goal of achieving sales of 30,000 devices by the end of calendar year 2006.

         The forgoing information, and the exhibit filed herewith, contain forward-looking statements. All statements and projections regarding annual sales of the Company's TrackerPAL device, revenue, variable expenses (including communication service costs, location costs, device costs, commission costs, maintenance costs and monitoring costs), gross margin, SG&A and dividends (including dividend costs and fixed SG&A expenses) and net income, based on annual sales of varying amounts of the Company's TrackerPAL device, are forward looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that important factors exist that may cause actual results to differ, perhaps materially, from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward looking statements include all of the factors that may affect the Company's revenues and operations that are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005, including but not limited to the following factors, many of which are outside the Company's control:

         o The speed with which the Company's manufacturer can produce the devices;
         o    The speed with which manufacturing and production facilities can be restructured to satisfy increased demand for the devices;
         o    Whether potential customers who have previously expressed interest in the devices will enter into binding contracts of purchase once the devices are available;
         o The potential for adoption of governmental regulation of the Company's tracking device;
         o Increased competition from other tracking device manufacturers or distributors, including potential competition from companies with greater financial resources;
         o Market acceptance of the Company's TrackerPAL technology, including acceptance by private or government agencies responsible for effective monitoring of parolees or other criminal offenders;
         o The volatile nature of the electronic cellular communication, gps, and tracking industries;
         o The Company's ability to successfully finance the manufacturing of the devices, whether with existing funds, existing borrowing facilities, or future equity or debt offerings;
         o How quickly the Company can reach the levels of sales of Tracker PAL devices referred to in attached Exhibit 99.1.

         In accordance with general instruction B.2 of Form 8-K, the information presented under Item 7.01 of this report (including exhibit 99.1) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits

               99.1 Spreadsheet analysis of potential sales of the Company's TrackerPAL device as of July 10, 2006.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      REMOTEMDX, INC.




                                      By:  /s/ MICHAEL G. ACTON
                                         -----------------------
                                      Michael G. Acton, Chief Financial Officer

Date: July 10, 2006


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